Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the report on Form 10-K for the period ending December 31, 2009 (the Report), I, Allen D. Goodman, Principal Financial Officer of Price Asset Management, Inc., the managing member of RICI® Linked – PAM Advisors Fund, LLC (the Fund), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Allen D. Goodman
Allen D. Goodman
Chief Financial Officer
Price Asset Management, Inc.
Managing Member
RICI® Linked – PAM Advisors Fund, LLC
March 30, 2010